Exhibit 107

Calculation of Filing Fee Tables

F-4

(Form Type)

Seadrill Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value $0.01 per share	Other	8,667,406	N/A	$338,332,193	0.00011020	$37,284.21
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$338,332,193		$37,284.21
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$37,284.21

(1)

Represents the estimated maximum number of common shares, par value $0.01 (“Common Shares”), of Seadrill Limited issuable upon the completion of the merger described in the prospectus, other than Common Shares issuable upon conversion of Aquadrill LLC common units to the Consenting Members (as defined in the registration statement). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of the registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)

Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act. The average of the high and low prices of Common Shares reported by the New York Stock Exchange on February 23, 2023 was $39.035 per Common Share.

(3)

The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933 at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.